                                                                       EXHIBIT 1
                                6,400,000 SHARES

                                  PHYCOR, INC.

                                  COMMON STOCK
                                 (No Par Value)

                             UNDERWRITING AGREEMENT

                                                               February   , 1997

ALEX. BROWN & SONS INCORPORATED
EQUITABLE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PIPER JAFFRAY INC.
SALOMON BROTHERS INC
As Representatives of the
  Several Underwriters
c/o Alex. Brown & Sons Incorporated
One South Street
Baltimore, Maryland 21202

Gentlemen:

     PhyCor, Inc., a Tennessee corporation (the "Company") proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 6,400,000 shares of the Company's Common Stock, no par value (the "Firm Shares"). The Company and certain executive officers of the Company (the "Selling Shareholders") also propose to sell at the Underwriters' option an aggregate of up to 960,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The respective amounts of the Option Shares to be sold by the Company and each of the Selling Shareholders are set forth on Schedule II. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers."

     As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to each of the Underwriters as follows:

          (i) A registration statement on Form S-3 (File No. 333-       ) with
     respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you, and, to the extent applicable, were identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) or (b) the term sheet or abbreviated term sheet filed by the Company with the Commission pursuant to Rule 424(b)(7) together with the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) or Rule 430A, and prior to the termination of the offering of the Shares by the Underwriters. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the respective copies thereof filed with the Commission pursuant to EDGAR.

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the subsidiaries of the Company listed in Schedule III hereto (collectively, the "Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and such shares of capital stock in each Subsidiary are wholly owned by the Company free and clear of all liens, encumbrances and security interests other than the pledge of shares of the capital stock of the Subsidiaries to Citibank, N.A., as agent, pursuant to the Company's Fifth Amended and Restated Revolving Credit and Term Loan Agreement with Citibank dated as of July 22, 1996, as the same may be amended from time to time; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except to the extent set forth in the Registration Statement, including the exhibits thereto. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

          (iii) The outstanding shares of Common Stock, including all outstanding shares of Common Stock to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; shares of Common Stock to be sold by the

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     Selling Shareholders will be at the time of their sale to the Underwriters hereunder, validly issued, fully paid and non-assessable. No person or entity holds a right to require or participate in the registration under the Act of shares of Common Stock of the Company which right has not been waived by the holder thereof as to the offering contemplated hereby and by the Registration Statement, or satisfied by participation by such holder in the offering. No person or entity has any preemptive or other right of participation or first refusal with respect to any of the Shares or the issue thereof by the Company or the sale thereof by the Company and the Selling Shareholders, which rights have not been waived.

          (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects as of the dates set forth therein. The Shares conform with the statements concerning them set forth and incorporated by reference in the Registration Statement.

          (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they are filed with the Commission will conform in all respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, any Preliminary Prospectus, and neither the Prospectus nor any amendment or supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (vi) The historical consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements and other pro forma financial information set forth in the Registration Statement and the Prospectus fairly present the information required to be presented therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The summary pre-transaction financial information set forth in the Registration Statement materially complies with that certain letter dated September 16, 1991 from the Commission to the Company, presents fairly the information shown therein and has been compiled on a basis consistent with the notes thereto. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

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          (vii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries or any of the medical practice groups, including, without limitation, clinics, IPAs and other groups and individual practitioners, with which the Company or the Subsidiaries have service agreements (collectively, the "Practice Groups"), and, to the knowledge of the Company, there is no action or proceeding pending against any individual physicians practicing in any Practice Group, before any court or administrative agency which the Company has reason to believe is likely to result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

          (viii) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy leased properties under valid and binding leases and, as to rented properties, occupy such properties as tenants-at-will pursuant to valid and binding agreements, except where the failure to have such leases or agreements would not have a material adverse effect on the Company and its Subsidiaries.

          (ix) The Company and the Subsidiaries have (i) filed all Federal, State and foreign income tax returns which have been required to be filed,
     (ii) paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, and
     (iii) adequately provided for all tax liabilities in the financial statements of the Company, except (a) where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries and (b) with respect to matters described in the "Tax Audit" paragraph under the caption "Risk Factors" in the Registration Statement.

          (x) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

          (xi) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Restated Charter or By-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, except for any such breach or default which would not have a material adverse effect or the Company or any of its Subsidiaries, singly or in the aggregate, or (ii) the Restated Charter or By-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

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

          (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (xiii) To the Company's knowledge, the Company, each of the Subsidiaries and each Practice Group is conducting its business in material compliance with all the laws, rules and regulations of the jurisdictions in which they are conducting businesses, including those relating to healthcare. Without limiting the foregoing, the Company, each of the Subsidiaries and, to the Company's knowledge, each Practice Group and each physician practicing in such jurisdictions owns or possesses and is operating in compliance with the terms, provisions and conditions of all authorizations, approvals, orders, licenses, registrations, certificates and permits of and from all governmental regulatory officials and bodies necessary to conduct their respective businesses, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; as to the Company and each Subsidiary and, to the Company's knowledge, as to each Practice Group, each such authorization, approval, order, license, registration, other certificate and permit of and from such governmental regulatory officials and bodies is valid and in full force and effect and there is no proceeding pending or, to the Company's knowledge, threatened (or any basis therefor) which may cause any such authorization, approval, order, license, registration, other certificate or permit of and from all governmental regulatory officials and bodies that is material to the conduct of the business of the Company and the Subsidiaries taken as a whole as presently conducted to be revoked, withdrawn, cancelled, suspended or not renewed. The Company has not been made aware of, or been put on notice that, any physician in a Practice Group is not practicing in material compliance with all such laws and regulations.

          (xiv) The Company and each of the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets and know-how or other information (collectively, "Intellectual Property") described in the Prospectus (or the documents incorporated by reference therein) as owned by or used by it or which is necessary to the conduct of its business as now conducted or proposed to be conducted as described in the Prospectus (or the documents incorporated by reference therein). The Company is not aware of any infringement of or conflict with the rights of claims of others with respect to any of the Company's Intellectual Property which could have a material adverse effect on the business or financial condition of the Company. The Company is not aware of any infringement of any of the Company's Intellectual Property rights by any third party which could have a material adverse effect on the business or financial condition of the Company.

          (xv) KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (xvi) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act (or any successor Rules).

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

          (xvii) The Company is not, and after giving effect to the issuance of the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not, nor will be subject to regulation under said act.

          (xviii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (xix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xx) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

          (xxi) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, and "pension plan" or
     (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has been issued a favorable determination letter from the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code, and the Company is aware of no occurrence, whether by action or by failure to act, which would cause the revocation of such determination letter or the loss of such qualification.

     (b) Each of the Selling Shareholders severally represents and warrants as of the date hereof and the Option Closing Date, as the case may be, to each of the Underwriters as follows:

          (i) Such Selling Shareholder has and at the Option Closing Date (as such date is hereinafter defined) will have good and valid title to the Option Shares to be sold by such Selling Shareholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and upon the delivery of and payment for such Option Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

          (ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement. the Power of Attorney and the Custody Agreement (as hereinafter defined) and to perform its obligations under such agreements. The execution and delivery of this Agreement

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

     and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

          (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement and documents incorporated by reference therein, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement and documents incorporated by reference therein which has adversely affected or may adversely affect the business of the Company and the Subsidiaries taken as a whole; and the sale of the Option Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement and documents incorporated by reference therein. The information pertaining to such Selling Shareholder under the caption "Selling Shareholders" in the Prospectus is complete and accurate in all material aspects.

     2. Purchase, Sale and Delivery of the Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of
$     per share, the number of Firm Shares set forth opposite the name of each
Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from the Company shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by the Company as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and the Selling Shareholder shall be several and not joint.

     Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with Waller Lansden Dortch & Davis PLLC, as custodian (the "Custodian"), pursuant to the Letter of Transmittal and Custody Agreement (the "Custody Agreement") executed by each Selling Shareholder for delivery of all Option Shares to be sold hereunder by the Selling Shareholders. The Selling Shareholders specifically agree that the Option Shares represented by the certificates held in custody for such Selling Shareholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation, including the Company, the Custodian or the Underwriters) or by operation of law (including the death of any Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

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

     Payment for the Firm Shares to be sold hereunder is to be made by wire transfer in same-day funds, payable to the order of the Company, against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement, or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Selling Shareholders is 960,000. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted by the Company and the Selling Shareholders is exercised by the several Underwriters for less than all of the Option Shares, the Underwriters will purchase from the Selling Shareholders the maximum number of Option Shares to be sold by each such Selling Shareholder, as set forth beside such Selling Shareholder's name on Schedule II, before the Underwriters purchase any Option Shares from the Company. If the option granted hereby is exercised for less than the maximum number of Option Shares being offered by the Selling Shareholders, the respective number of Option Shares to be sold by each of the Selling Shareholders listed on Schedule II hereto shall be determined on a pro rata basis in accordance with the number of shares set forth opposite their names on
Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 6,400,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company for the Option Shares to be sold by it and to the order of "Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Custodian" for the Option Shares to be sold by the Selling Shareholders, against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland.

     3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The

Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. Covenants of the Company and the Selling Shareholders. (a) The Company covenants and agrees with the several Underwriters and the Selling Shareholders that:

          (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters. To the extent applicable, the copies of the Registration Statement and each amendment thereto (including all exhibits filed therewith), any Preliminary Prospectus or Prospectus (in each case, as amended or supplemented) furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) The Company will advise the Representatives promptly when the Registration Statement or any post-effective amendment thereto shall have become effective; of the receipt of any comments from the Commission; of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, including documents incorporated by reference therein, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. To the extent applicable, all such documents shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v) The Company will comply with the Act and the rules and regulations of the Commission thereunder, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information (including similar documents, reports and information with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements) furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. To the extent applicable, such reports or documents shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (viii) No offering, sale, short sale or other disposition of any Common Stock of the Company or other securities convertible into or exchangeable for Common Stock or derivative of Common Stock will be made for a period of 45 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives except that the Company may, without such consent, issue shares to directors pursuant to the Company's restricted stock plan, grant options pursuant to its option plans described in the Prospectus, issue shares upon the exercise of options and warrants or the conversion of securities outstanding on the date of this Agreement and described in the Prospectus and, in addition, may issue Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Common Stock in connection with the acquisition of the operating assets of additional Practice Groups if the terms of issuance or legal restrictions thereon provide that such Common Stock or securities shall not be sold publicly prior to the expiration of the 45 day period hereinabove referenced.

          (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq National Market ("NMS").

          (x) The Company will apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus.

          (xi) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder and has in the past conducted and will in the future conduct its affairs in such a manner as to ensure that the Company was not and will not be an "investment company" within the meaning of said Act and such rules and regulations.

          (xii) The Company has caused each executive officer of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to: (A) offer to sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, any options, rights or warrants to purchase any shares of Common Stock (including any stock appreciation right, or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the Common Stock) or any securities convertible into or exchangeable for shares of Common Stock owned directly by such person or with respect to which such person has the power of disposition (including, without limitation, shares of Common Stock which such person may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act); or (B) engage in any hedging transactions with respect to the Common Stock that may have an impact on the market price of the Common Stock for a period beginning on the date of such letters and expiring 45 days following the date the Registration Statement is declared effective by the Commission (the "Lockup Period"), directly or indirectly ("Lockup Agreements"); provided, however, such officers, directors and specified shareholders shall be permitted to make the following transfers: (i) transfers made by gift, provided the donee thereof agrees in writing to be bound by the terms of the Lockup Agreement; (ii) transfers to the transferor's affiliates, as such term is defined in Rule 405 promulgated under the Securities Act, provided that each transferee agrees in writing to be bound by the terms of the Lockup Agreement; (iii) transfers made with the prior written consent of Alex. Brown & Sons Incorporated; and (iv) transfers pursuant to the Registration Statement.

          (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

          (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters and the Company that:

          (i) Such Selling Shareholder will not: (A) offer to sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, any options, rights or warrants to purchase any shares of Common Stock (including any stock appreciation right, or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the Common Stock) or any securities convertible into or exchangeable for shares of Common Stock owned directly by such Selling Shareholder or with respect to which such Selling Shareholder has the power of disposition (including, without limitation, shares of Common Stock which such Selling Shareholder may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act); or (B) engage in any hedging transactions with respect to the Common Stock that may have an impact on the market price of the Common Stock during the Lockup Period, directly or indirectly, otherwise than hereunder or with the prior written consent of Alex. Brown & Sons

     Incorporated; provided, however, such Selling Shareholder shall be permitted to make the following transfers: (i) transfers of Common Stock made by gift, provided the donee thereof agrees in writing to be bound by the terms hereof; (ii) transfers to the transferor's affiliates, as such term is defined in Rule 405 promulgated under the Securities Act, provided that each transferee agrees in writing to be bound by the terms hereof;
     (iii) transfers made with the prior written consent of Alex. Brown & Sons Incorporated; and (iv) transfers pursuant to the Registration Statement.

          (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholders agree to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders, the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, all documents incorporated by reference in the foregoing, this Agreement, the Master Agreement Among Underwriters, the Underwriters' internal Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Custody Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses, including the fees and disbursements of counsel for the Underwriters, incident to securing any required review by NASD of the terms of the sale of the Shares; the additional listing fee of NMS and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engages special legal counsel to represent such Selling Shareholder in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under State securities or Blue Sky laws and NASD review) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable request. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company ("WLDD"), counsel for the Company and the Selling Shareholders, and the opinion of Carolyn Forehand, General Counsel for the Company, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters which collectively provide that:

             (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business as described in the Prospectus and based on inquiry of officers of the Company requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole, based, as to matters of fact, upon a certificate of officers of the Company; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company; and, to such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and security interests, other than the pledge of shares of the capital stock of the Subsidiaries to Citibank, N.A., as agent, pursuant to the Company's Fifth Amended and Restated Revolving Credit and Term Loan Agreement with Citibank dated as of July 22, 1996, as the same may be amended from time to time, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of the Subsidiaries are outstanding except as described in or contemplated by the Registration Statement, including the exhibits thereto.

             (ii) The Company had authorized and outstanding capital stock as of the dates indicated as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock, including the outstanding shares of Common Stock to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form of the specimen certificate received by such counsel, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company and the Selling Shareholders pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

             (iii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

             (iv) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and documents incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial and statistical information included therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

             (v) The statements under the captions "Risk Factors," "Business," and "Principal and Selling Shareholders" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly present the information called for with respect to such documents and matters. Such counsel does not know of any laws, rules or regulations or legal or governmental proceedings applicable to the business of the Company and the Subsidiaries required to be described in the Registration Statement or the Prospectus that are not described as required.

             (vi) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus or incorporated by reference therein which are not so filed or described as required or incorporated by reference, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

             (vii) Such counsel knows of no material legal proceedings pending or threatened against the Company or any of the Subsidiaries, except as described in the Prospectus.

             (viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated (A) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Restated Charter, as amended, or By-laws, as amended, of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound; (B) will not violate any material statute, rule or regulation applicable to the Company; and (C) does not require submission or approval of, or any other action by, any Federal or state authority that regulates the provision of healthcare services by the Company in the jurisdictions in which the Company conducts its business.

             (ix) The Company holds all licenses, authorizations, consents, approvals, certificates and permits (individually, a "Permit") from any regulatory body or administrative agency or other governmental body having jurisdiction that are applicable to the operations of the Company as now conducted or proposed to be conducted as described in the Prospectus, all of which permits are current except where the failure to so hold or comply with any Permit would not have, singly or in the aggregate, a material adverse effect on the business or financial condition of the Company. To the knowledge of such counsel, there are no proceedings, pending or threatened, and such counsel knows of no circumstances that could lead counsel to believe that any such proceedings are imminent, relating to the revocation or modification of any such Permit which, singly or in the aggregate if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the business or financial condition of the Company. The provisions of the Company's service agreements and other business arrangements described in the Prospectus or incorporated by reference therein and the operations of the Company in accordance with the terms thereof are in material compliance with applicable law and government regulation.

             (x) This Agreement has been duly authorized, executed and delivered by the Company.

             (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

             (xii) This Agreement has been duly authorized, executed and delivered on behalf of each of the Selling Shareholders.

             (xiii) Each of the Selling Shareholders has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder.

             (xiv) The Power of Attorney and the Custody Agreement executed and delivered by each of the Selling Shareholders is a valid, irrevocable instrument legally sufficient for the purposes intended.

             (xv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by the Selling Shareholders on the Option Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever.

             (xvi) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Stock or other securities of the Company.

          In rendering such opinion WLDD may rely as to matters governed by the laws of states other than Tennessee, Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case WLDD shall state that they believe that they and the Underwriters are justified in relying on such other counsel, and, as to the matters set forth in subparagraphs
     (xiii), (xiv) and (xv), exclusively as to factual matters, upon contractual representations made by the Selling Shareholders. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act (but after giving effect to the changes incorporated pursuant to Rule 430A under the Act), and as of the Closing Date or Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), and as of the Closing Date or Option Closing Date, as the case may be, or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Waller Lansden Dortch & Davis may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representatives shall have received from Testa, Hurwitz & Thibeault, LLP counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv) and (x) of Paragraph
     (b) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Tennessee. In rendering such opinion Testa, Hurwitz & Thibeault, LLP may rely as to all matters governed other than by Delaware or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act (but after giving effect to changes incorporated pursuant to Rule 430A under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Testa, Hurwitz & Thibeault may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (d) The Representatives shall have received at or prior to the Closing Date from Testa, Hurwitz & Thibeault, LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (e) The Representatives shall have received on the date hereof, Closing Date and the Option Closing Date, as the case may be, a signed letter from KPMG Peat Marwick LLP, dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, in form and substance satisfactory to you, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants'

     "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Principal Financial and Accounting Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

             (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

             (ii) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

             (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

             (iv) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, whether or not arising in the ordinary course of business;

             (v) All of the representations and warranties of the Company contained in this Underwriting Agreement are true and correct on and as of the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or the Option Closing Date, as the case may be, except for representations and warranties made as of a specific date, which were true and correct as of such date;

             (vi) Each of the conditions specified in Section 6 of this Underwriting Agreement has been, as of the Closing Date or the Option Closing Date, as the case may be, satisfied in all respects; and

             (vii) The Company has performed and/or complied with all of its agreements and covenants required to be performed or complied with under this Underwriting Agreement as of or prior to the Closing Date or the Option Closing Date, if any, as the case may be.

          (g) The Representatives shall have received on the Option Closing Date, if any, a certificate of each Selling Shareholder to the effect that, as of the Option Closing Date each such Selling Shareholder shall represent as follows:

             (i) All of the representations and warranties of such Selling Shareholder contained in this Underwriting Agreement are true and correct on and as of the date hereof and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for representations and warranties made as of a specific date, which were true and correct as of such date; and

             (ii) Such Selling Shareholder has performed and/or complied with all of such Selling Shareholder's agreements and covenants required to be performed or complied with under this Underwriting Agreement as of or prior to the Closing Date.

          (h) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

          (i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on The Nasdaq National Market.

          (j) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made.

          (k) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company whether or not arising in the ordinary course of business.

          (l) The Lockup Agreements described in Section 4(a)(xii) are in full force and effect.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Company and the Selling Shareholders prior to the Option Closing Date, as the case may be.

     In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Sellers. The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification. (a) The Company and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonably incurred in responding to a subpoena or governmental inquiry whether or not such underwriter or controlling person is a party to the related action or proceeding; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. In no event, however, shall the liability of the Selling Shareholders for indemnification under this Section 8(a) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering; and provided further that the Company shall not be liable to any Underwriter pursuant to this subsection (a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold securities in any case where delivery of a Prospectus is required by the Act if the Company has previously furnished copies of the Prospectus to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which was corrected in the Prospectus and such Underwriter failed to deliver such corrected Prospectus to a purchaser of Shares as required by the Act. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholder may otherwise have.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this
Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding, of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholders shall not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Default by Selling Shareholders. If on the Option Closing Date, if any, any of the Selling Shareholders fails to sell the Option Shares which such Selling Shareholders have agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell that number of shares of Common Stock to the Underwriters which represents the Option Shares which such Selling Shareholders have failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

     11. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202, Attention: Steven H. Schuh; with a copy to Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202 Attention: General Counsel; if to the Company or the Selling Shareholders, to PhyCor, Inc., 30 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, Attention: Joseph C. Hutts, President.

     12. Termination. This Agreement may be terminated by you by notice to the Sellers as follows:

          (a) At any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

          (b) At any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or NASDAQ, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either Federal or New York State authorities, (vi) the taking of any action by any Federal, State or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or (vii) the suspension of trading of the Company's Common Stock on the Nasdaq National Market; or

          (c) As provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     13. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase. No purchaser of Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     14. Information Provided by Underwriters. The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), information provided in connection with Item 502(d) of Regulation S-K under the Act and information under the caption "Underwriting" in the Prospectus.

     15. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement the other covenants of the Company in this Agreement shall remain in full force and effect regardless of (a) any investigation made by or on behalf of any underwriter or controlling person and (b) delivery of any payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                          Very truly yours,

                                          PHYCOR, INC.

                                          By:  ________________________
                                            President

                                          Selling Shareholders listed on
                                          Schedule II

                                          By:  ________________________
                                            Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

ALEX. BROWN & SONS INCORPORATED
EQUITABLE SECURITIES CORPORATION
MERRILL, LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
PIPER JAFFRAY INC.
SALOMON BROTHERS INC

As Representatives of the several
Underwriters listed on Schedule I

By: ALEX. BROWN & SONS INCORPORATED

By:  __________________________
    Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                              NUMBER OF FIRM SHARES
UNDERWRITER                                                      TO BE PURCHASED
-----------                                                   ---------------------
Alex. Brown & Sons Incorporated.............................
Equitable Securities Corporation............................
Merrill, Lynch, Pierce, Fenner & Smith Incorporated.........
Piper Jaffray Inc...........................................
Salomon Brothers Inc........................................
                                                                    ---------
          Total.............................................        6,400,000
                                                                    =========

                                  SCHEDULE II

                           SCHEDULE OF OPTION SHARES
               TO BE SOLD BY THE COMPANY AND SELLING SHAREHOLDERS

                                                               NUMBER OF
                                                                 OPTION
                                                              SHARES TO BE
NAME OF SELLER                                                    SOLD
--------------                                                ------------
PhyCor, Inc.................................................    895,000
Richard D. Wright...........................................     40,000
John K. Crawford............................................     25,000
                                                                -------
               Total........................................    960,000
                                                                =======

                                  SCHEDULE III

                            SCHEDULE OF SUBSIDIARIES

                                                              PERCENT OWNED
                                                               DIRECTLY BY
                      NAME AND ADDRESS                        PHYCOR, INC.
                      ----------------                        -------------
PhyCor of Ruston, Inc., a Louisiana corporation.............    100%
1200 South Farmerville Street
Ruston, Louisiana 71270
PhyCor of Vero Beach, Inc., a Florida corporation...........    100%
2300 Fifth Avenue
Vero Beach, Florida 32960
PhyCor of Nashville, Inc., a Tennessee corporation..........    100%
30 Burton Hills Blvd.
Suite 500
Nashville, Tennessee 37215
PhyCor of Charlotte, Inc., a Tennessee corporation..........    100%
1350 So. Kings Drive
Charlotte, North Carolina 28207
PhyCor of Winter Haven, Inc., a Tennessee corporation.......    100%
635 First Street North
Winter Haven, Florida 33881
PhyCor of Greeley, Inc., a Tennessee corporation............    100%
1900 16th Street
Greeley, Colorado 80631
PhyCor of Jacksonville, Inc., a Tennessee corporation.......    100%
2005 Riverside Avenue
Jacksonville, Florida 32204
PhyCor of Pueblo, Inc., a Tennessee corporation.............    100%
2004 Lake Avenue
Pueblo, Colorado 81004
PhyCor of Conroe, Inc., a Tennessee corporation.............    100%
3205 West Davis Street
Conroe, Texas 77304
PhyCor of San Antonio, Inc., a Tennessee corporation........    100%
4607 Medical Drive
P.O. Box 29249
San Antonia, Texas 78284-3100
PhyCor of Richmond, Inc., a Tennessee corporation...........    100%
7702 Partham Road
Richmond, Virginia 23294
PhyCor of Harlingen, Inc., a Tennessee corporation..........    100%
2200 Haine Drive
Harlingen, Texas 78550
PhyCor of Laconia, Inc., a Tennessee corporation............    100%
724 Main Street
Laconia, New Hampshire 03246
PhyCor of Olean, Inc., a Tennessee corporation..............    100%
535 Main Street
Olean, New York 14760
PhyCor of Kingsport, Inc., a Tennessee corporation..........    100%
2112 Brookside Drive, Suite 200
Kingsport, Tennessee 37660

                                                              PERCENT OWNED
                                                               DIRECTLY BY
                      NAME AND ADDRESS                        PHYCOR, INC.
                      ----------------                        -------------
PhyCor of Irving, Inc., a Tennessee corporation.............    100%
2023 West Park Drive
Irving, Texas 75061
PhyCor of Cleburne, Inc., a Tennessee corporation...........    100%
505 North Ridgeway Drive
Cleburne, Texas 76033
PhyCor of Birmingham, Inc., a Tennessee corporation.........    100%
833 Princeton Avenue, S.W.
Birmingham, Alabama 35211
PhyCor of Dixon, Inc., a Tennessee corporation..............    100%
102 South Hennegin Avenue
Dixon, Illinois 61021
PhyCor of Kentucky, Inc., a Tennessee corporation...........    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Fort Smith, Inc., a Tennessee corporation.........    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Northeast Arkansas, Inc., a Tennessee
  corporation...............................................    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Boulder, Inc., a Tennessee corporation............    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Newnan, Inc., a Tennessee corporation.............    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Freeport, Inc., a Tennessee corporation...........    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Northern Michigan, Inc., a Tennessee
  corporation...............................................    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Chickasha, Inc., a Tennessee corporation..........    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Corsicana, Inc., a Tennessee corporation..........    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Ogden, a Tennessee corporation....................    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
PhyCor of Tidewater, Inc., a Tennessee corporation..........    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
North American Medical Management Inc., a Tennessee
  corporation...............................................    100%
30 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215

                                                              PERCENT OWNED
                                                               DIRECTLY BY
                      NAME AND ADDRESS                        PHYCOR, INC.
                      ----------------                        -------------
IPA Management Associates, Inc., a Texas corporation........     0%
  800 W. Airport Freeway, Suite 1020, L.B. 6086, Irving,
     Texas 75062
Managed Care Management Associates, Inc., a Texas
  corporation...............................................     0%
  1235 North Loop West, Suite 450, Houston, Texas 77008
Sun State Medical Group, Inc., an Arizona corporation.......     0%
  13000 N. 103rd Avenue, Suite 63, Sun City, Arizona 85351
North American Medical Management -- Tennessee, Inc., a
  Tennessee
  corporation...............................................     0%
  500 Tallan Building, Two Union Square, Chattanooga,
     Tennessee 37402
North American Medical Management -- Florida, Inc., a
  Florida corporation.......................................     0%
  1201 Hayes Street, Suite 105, Tallahassee, Florida 32301
North American Medical Management -- Illinois, Inc., an
  Illinois corporation......................................     0%
  33 N. LaSalle Street, Chicago, Illinois 60602
North American Medical Management -- North Carolina, Inc., a
  North Carolina corporation................................     0%
  327 Hillsborough Street, Raleigh, North Carolina 27603
North American Medical Marketing, Inc., a California
  corporation...............................................     0%
  45951 Citrus View Drive, Hemet, California 92344